Calculation of Filing Fee Tables
S-3
FG Nexus Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share issued or issuable upon exercise of Pre-Funded Warrants	Other	8,000,000	$ 6.47	$ 51,760,000.00	0.0001381	$ 7,148.06
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 51,760,000.00		$ 7,148.06
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 7,148.06
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of additional shares of the registrant's common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions. The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of the registrant's shares of common stock as reported by The Nasdaq Global Select Market on March 26, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	FG Nexus Inc.	S-3	333-290020	09/04/2025		$ 7,148.06	Equity	Common Stock, par value $0.001 per share, issued or issuable upon exercise of Pre-Funded Warrants		$ 509,300,000.00
Fee Offset Sources	2	FG Nexus Inc.	S-3	333-290020		09/04/2025						$ 77,973.83
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(2) A filing fee of $77,973.83 was previously paid in connection with the Registration Statement on Form S-3 (No. 333-290020) (the "Withdrawn Registration Statement") filed by the registrant on September 4, 2025. The registrant withdrew the Withdrawn Registration Statement by filing a Form RW on October 9, 2025. As the Withdrawn Registration Statement was not declared effective, no securities were sold thereunder. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee was used to offset the filing fee payable in connection with the Registration Statement on Form S-3 ASR (No 333-290872) (the Form S-3ASR Registration Statement).

Offset Note
[2]	(3) Effective upon the filing of its Form 10-K for the year ended December 31, 2025, the registrant was no longer eligible to use the Form S-3ASR Registration Statement as it no longer qualified as a "well known seasoned issuer". This filing is being made to replace the Form S-3 ASR Registration Statement. In accordance with Rule 457(p) of the Securities Act, the previously paid filing fee will offset the filing fee payable in connection with this filing.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date